As filed with the Securities and Exchange Commission on March 11, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DUTCH BROS INC.
(Exact name of Registrant as specified in its charter)

Delaware	87-1041305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
110 SW 4th Street
Grants Pass, Oregon 97526
(541) 955-4700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dutch Bros Inc.
2021 Equity Incentive Plan
(Title of the Plan)

Jonathan Ricci
Chief Executive Officer and President
Dutch Bros Inc.
110 SW 4th Street
Grants Pass, Oregon 97526
(541) 955-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Jensen Alan Hambelton Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Charles L. Jemley Chief Financial Officer Dutch Bros Inc. 110 SW 4th Street Grants Pass, Oregon 97526 (541) 955-4700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 is being filed to register an additional 1,635,795 shares of Class A common stock under the Dutch Bros Inc. 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to an annual “evergreen” increase provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan will automatically increase on the first day of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, in an amount equal to one percent (1%) of the total number of shares of all classes of common stock outstanding on December 31 of the immediately preceding year; provided, however, that the Board may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

These additional shares of Class A common stock are securities of the same class as other securities for which a Registration Statement on Form S-8 (File No. 333-259618) (“Prior Registration Statement”) was filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2021. In accordance with Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement on Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the equity plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

Dutch Bros Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:
(a) the Registrant’s Annual Report on Form 10-K filed with the Commission on March 11, 2022, which contains audited financial statements for the Registrant’s latest fiscal year, for which such statements have been filed; and
(b) the description of the Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40798) filed with the Commission on September 10, 2021, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
The Registrant has entered into indemnification agreements with the Registrant’s directors and executive officers, whereby the Registrant has agreed to indemnify the Registrant’s directors and executive officers to the fullest extent permitted by law, including expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintains insurance policies that indemnify the Registrant’s directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of Registrant.	8-K	001-40798	3.1	September 17, 2021
3.2	Amended and Restated Bylaws of Registrant.	8-K	001-40798	3.2	September 17, 2021
4.1	Form of Common Stock Certificate.	S-1/A	333-258988	4.1	September 7, 2021
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (included on signature page of this Form S-8).					X
99.1	2021 Equity Incentive Plan.	8-K	001-40798	10.6	September 17, 2021
99.2	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2021 Equity Incentive Plan.	S-1/A	333-258988	10.8	September 7, 2021
99.3	Form of RSU Award Grant Notice and Award Agreement under the 2021 Equity Incentive Plan.	S-1/A	333-258988	10.9	September 7, 2021
99.4	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under the 2021 Equity Incentive Plan.	S-1/A	333-258988	10.10	September 7, 2021
107	Filing fee table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grants Pass, State of Oregon, on March 11, 2022.

DUTCH BROS INC.
Registrant

By:	/s/ JONATHAN RICCI
Jonathan Ricci
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Ricci and Charles Jemley, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JONATHAN RICCI	Chief Executive Officer, President and Director (Principal Executive Officer)	March 11, 2022
Jonathan Ricci

/s/ TRAVIS BOERSMA	Executive Chairman	March 11, 2022
Travis Boersma

/s/ CHARLES L. JEMLEY	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2022
Charles L. Jemley

/s/ SHELLEY BROADER	Director	March 11, 2022
Shelley Broader

/s/ THOMAS DAVIS	Director	March 11, 2022
Thomas Davis

/s/ CHARLES ESSERMAN	Director	March 11, 2022
Charles Esserman

/s/ KATHRYN GEORGE	Director	March 11, 2022
Kathryn George

/s/ STEPHEN GILLETT	Director	March 11, 2022
Stephen Gillett

/s/ BLYTHE JACK	Director	March 11, 2022
Blythe Jack